Exhibit 99.1

ScanSource Reports Results For Second Quarter 2012

FOR IMMEDIATE RELEASE

Contact:	Richard P. Cleys	or	Mary Gentry
	CFO		Director, Investor Relations
	ScanSource, Inc.		ScanSource, Inc.
	(864) 286-4358		(864) 286-4892

SCANSOURCE REPORTS RECORD QUARTERLY SALES

Record results drive excellent net income.

GREENVILLE, SC – January 26, 2012 — ScanSource, Inc. (NASDAQ:SCSC), the leading international distributor of AIDC (automatic identification and data capture), point of sale, communications, and physical security products for the reseller market, today announced complete financial results for its second quarter ended December 31, 2011.

Quarter ended December 31, 2011:

Net sales	$782.7 million
Net income	$21.4 million
Diluted EPS	$0.77 per share

“Our excellent quarterly results were led by record sales in each of our POS/Barcoding business units in all geographies,” said Mike Baur, CEO, ScanSource, Inc. “In addition, we achieved record sales results in our ScanSource Communications business unit in North America.”

For the quarter ended December 31, 2011, net sales increased 14.5% to $782.7 million compared to $683.6 million in the prior year quarter. Operating income decreased by 4.3% to $32.1 million from $33.5 million in the same period last year. Net income decreased 1.2% to $21.4 million for the quarter ended December 31, 2011 versus $21.6 million in the prior year. The effective tax rate for the quarter decreased to 34.7% in the current quarter from 35.7% in the prior year quarter. Diluted earnings per share decreased 3.8% to $0.77 in the current quarter compared to $0.80 in the prior year quarter.

ScanSource Reports Results For Second Quarter 2012

As previously disclosed, the prior year quarter ending December 31, 2010 included the favorable impact of proceeds from a legal settlement against a former service provider representing reimbursement of expenses. The $3.1 million recovery ($2.0 million after tax or $0.07 per diluted share) was recorded as a reduction of selling, general and administrative expenses in the December 2010 quarter. The December 2011 quarter EPS of $0.77 includes a $0.02 benefit for the change in fair value of contingent consideration.

Outlook for Next Quarter

The Company announced its current expectations for the third quarter of fiscal 2012. ScanSource expects that net revenues for the quarter ending March 31, 2012 could range from $700 million to $720 million, and diluted earnings per share could be in the range of $0.52 to $0.55 per share.

Webcast Details

ScanSource will present additional information about its financial results and outlook on a conference call today at 5:00 p.m. (ET). A webcast of the call will be available for all interested parties and can be accessed at www.scansourceinc.com (Investor Relations section). The webcast will be available for replay for 30 days.

Safe Harbor Statement

This press release contains comments that are “forward looking” statements that involve risks and uncertainties; these statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any number of important factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, factors affecting our

ScanSource Reports Results For Second Quarter 2012

expanded operations in emerging markets, such as Brazil, that expose us to greater political and economic volatility than our operations in established markets; the results of purchase accounting; macroeconomic circumstances that could impact our business, such as currency fluctuations; continued adverse capital and credit market conditions; and an economic downturn. For more information concerning factors that could cause actual results to differ from anticipated results, see the Company’s annual report on Form 10-K for the year ended June 30, 2011 and Form 10-Q for the quarter ended September 30, 2011 filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”), the Company also discloses return on invested capital (“ROIC”), a non-GAAP measure. Management uses ROIC as a performance measurement because it believes that this metric best balances the Company’s operating results with its asset and liability management. It excludes the results of capitalization decisions, is easily computed and understood, and drives changes in shareholder value. In addition, the Company’s Board of Directors uses this non-GAAP measure in evaluating management performance and setting management compensation. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP. A reconciliation of the Company’s non-GAAP financial information to GAAP is set forth in the following table.

ScanSource Reports Results For Second Quarter 2012

About ScanSource, Inc.

ScanSource, Inc. (NASDAQ:SCSC) is the leading international distributor of specialty technology products, consisting of seven sales units in North America, Latin America and Europe. ScanSource POS and Barcoding in North America, Latin America and Europe delivers AIDC and POS solutions; Catalyst Telecom in the U.S. and ScanSource Communications in North America and Europe provide voice, video and converged communications equipment; and ScanSource Security in North America offers physical security solutions. Founded in 1992, the company ranks #839 on the Fortune 1000. For more information, call the toll-free sales telephone number at 800.944.2432 or visit www.scansourceinc.com.

ScanSource Reports Results For Second Quarter 2012

ScanSource, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)

	December 31,	June 30,
	2011	2011*
Assets

Current assets:
Cash and cash equivalents	$42,593	$28,747
Accounts receivable, less allowance of $26,625 at December 31, 2011 $26,562 at June 30, 2011	491,587	462,102
Inventories	516,659	467,350
Prepaid expenses and other assets	41,658	35,421
Deferred income taxes	15,207	15,894

Total current assets	1,107,704	1,009,514

Property and equipment, net	41,853	36,819
Goodwill	54,612	59,090
Other assets, including identifiable intangible assets	66,785	76,765

Total assets	$1,270,954	$1,182,188

Liabilities and Shareholders’ Equity

Current liabilities:
Short-term borrowings	$670	$3,164
Current portion of contingent consideration	6,703	2,398
Accounts payable	433,388	406,453
Accrued expenses and other liabilities	65,356	60,157
Income taxes payable	1,827	5,175

Total current liabilities	507,944	477,347

Long-term debt	5,429	30,429
Borrowings under revolving credit facility	94,978	26,513
Long-term portion of contingent consideration	13,299	21,396
Other long-term liabilities	33,201	39,109

Total liabilities	654,851	594,794

Shareholders’ equity:
Common stock	130,722	123,608
Retained earnings	499,903	460,157
Accumulated other comprehensive loss	(14,522)	3,629

Total shareholders’ equity	616,103	587,394

Total liabilities and shareholders’ equity	$1,270,954	$1,182,188

*	June 30, 2011 results are derived from audited consolidated financial statements.

ScanSource Reports Results For Second Quarter 2012

ScanSource, Inc. and Subsidiaries

Condensed Consolidated Income Statements (Unaudited)

(in thousands, except per share information)

	Quarter ended December 31,		Six months ended December 31,
	2011	2010	2011	2010

Net sales	$782,684	$683,644	$1,552,943	$1,318,175
Cost of goods sold	702,845	613,018	1,394,013	1,184,068

Gross profit	79,839	70,626	158,930	134,107

Operating expenses:
Selling, general and administrative expenses	48,474	37,088	95,043	75,721
Change in fair value of contingent consideration	(722)	—	172	—

Operating income	32,087	33,538	63,715	58,386

Other expense (income):
Interest expense	749	388	1,236	754
Interest income	(1,002)	(306)	(1,452)	(605)
Other, net	(374)	(182)	3,157	191

Income before income taxes	32,714	33,638	60,774	58,046
Provision for income taxes	11,347	12,017	21,028	20,718

Net income	$21,367	$21,621	$39,746	$37,328

Per share data:
Net income per common share, basic	$0.78	$0.81	$1.46	$1.40

Weighted-average shares outstanding, basic	27,244	26,786	27,191	26,749

Net income per common share, diluted	$0.77	$0.80	$1.44	$1.38

Weighted-average shares outstanding, diluted	27,674	27,160	27,604	27,068

ScanSource Reports Results For Second Quarter 2012

ScanSource, Inc. and Subsidiaries

Supplementary Information (Unaudited)

(in thousands)

Net Sales by Geographic Segment:

	Quarter ended December 31,
	2011	2010	% Change

North American (a)	$562,923	$522,875	7.7%
International	219,761	160,769	36.7%

Consolidated	$782,684	683,644	14.5%

	Six months ended December 31,
	2011	2010	% Change

North American (a)	$1,136,395	$1,017,200	11.7%
International	416,548	300,975	38.4%

Consolidated	$1,552,943	$1,318,175	17.8%

Non-GAAP Financial Information:

	Quarter ended December 31,
	2011	2010
Return on invested capital (ROIC), annualized (b)	19.8%	25.0%

Reconciliation of EBITDA to Net Income
Net income - GAAP	$21,367	$21,621
Plus: Income taxes	11,347	12,017
Plus: Interest expense	749	388
Plus: Depreciation and amortization	2,258	1,446

EBITDA (numerator for ROIC)	$35,721	$35,472

Invested Capital Calculation
Equity - beginning of the quarter	$597,658	$513,646
Equity - end of quarter	616,103	535,649

Average equity	606,881	524,648
Average funded debt (c)	109,303	38,213

Invested capital (denominator for ROIC)	$716,184	$562,861

Notes:

(a)	Includes the United States and Canada
(b)	Calculated as net income plus income taxes, interest expense, depreciation and amortization (EBITDA), annualized and divided by invested capital
(c)	Daily average interest-bearing debt